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                                                                    Exhibit 8(b)



               ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT



                                    Between



                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



                                      And



                        MASSMUTUAL INSTITUTIONAL FUNDS



                  (As to the MassMutual Indexed Equity Fund)

               ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT
               -------------------------------------------------

     This ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT (the "Agreement"), dated as of this 23rd day of February, 1998 (the "Effective Date") is by and between MassMutual Institutional Funds (the "Trust") on behalf of MassMutual Indexed Equity Fund (the "Fund") and Massachusetts Mutual Life Insurance Company (the "Manager").

     WHEREAS, The Fund is a diversified series of the Trust, a Massachusetts business trust which is an open--end, management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and

     WHEREAS, the Trust, on behalf of the Fund, and the Manager wish to enter into this Agreement whereby the Manager will provide, or cause to be provided, administrative and shareholder services for the Fund and assume certain expenses of the Fund.

     NOW, THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

              ARTICLE I: ADMINISTRATIVE AND SHAREHOLDER SERVICES
              --------------------------------------------------

A. General Responsibilities. Subject to the exceptions set forth in Sub-Section C hereof and subject to the direction and control of the Board of Trustees of the Trust, the Manager will provide, or cause to be provided, all services required for the administration of the Trust and the Fund, including fund accounting, shareholder servicing, and transfer agency services.

B. Specific Responsibilities. Without limiting the responsibilities of the Manager, the Manager will:

     1. Maintain office facilities (which may be in the offices of the Manager or a corporate affiliate but shall be in such location as the Trust reasonably determines).

     2. Furnish statistical and research data, clerical services and stationery and office supplies.

     3. Compile data for, prepare for execution by the Fund and file all the Fund's federal and state tax returns and required tax filings other than those required by this Agreement to be made by the Fund's custodian and transfer agent.

     4. Prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel.

     5.    Prepare the Trust's Annual and Semi-Annual Reports to Shareholders
     and amendments to its Registration Statements (on Form N-1A or any replacement therefor).
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     6.    Compile data for, prepare and file timely Notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act.

     7. Determine the daily pricing of the portfolio securities and computation of the net asset value and the net income of Fund in accordance with the Prospectus, resolutions of the Trust's Board of Trustees, and the procedures set forth in EXHIBIT A: NET ASSET VALUE CALCULATIONS.

     8. Keep and maintain the financial accounts and records of the Fund and provide the Trust with certain reports, as needed or requested by the Fund.

     9. Provide officers for the Trust as requested by the Trust's Board of Trustees.

     10.   Perform fund accounting services for the Fund as set forth in EXHIBIT
     B: FUND ACCOUNTING FUNCTIONS.

     11.   Generally assist in all aspects of the operations of the Fund.


C. Excepted Responsibilities. The Manager shall not perform the following services pursuant to this Agreement:

     1. Those performed by the custodian for the Trust under the Custodian Agreement between the Trust and Investors Bank & Trust Company or any successor custodian (the "Bank");

     2.    Those performed by the distributor(s) of the Trust's shares;

     3.    Those provided by the Trust's independent legal counsel;

     4.    Those performed by the independent public accountants for the Trust;

     5.    Those performed by the Fund's investment manager;

     6.    Those provided by the Trust's independent trustees, and

     7. Those provided by Investors Bank & Trust Company pursuant to a Transfer Agency Agreement.

D. Sub-contract Rights. The Manager may in its discretion (subject only to approval by the Trust's Board of Trustees) delegate or subcontract some or all of the Manager's duties, but shall remain ultimately responsible for the provision of such services. The Manager shall be responsible for payment of all compensation to any person or entity that Manager delegates any duties hereunder.

                             ARTICLE II:  EXPENSES
                             ---------------------

A. Expenses. The Manager shall assume all expenses of the Trust and the Fund, including the Manager's reasonable out-of-pocket disbursements; provided, however, that the Fund or the Trust shall pay:

     1.    Taxes and corporate fees payable to governmental agencies;

     2. Brokerage commissions (which may be higher than other brokers would charge if paid to a broker which provides brokerage and research services to the Manager for use in providing investment advice and management to the Fund and other accounts over which the Manager exercises investment discretion) and other capital items payable in connection with the purchase or sale of the Fund's investments (The words "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.);

     3.    Interest on account of any borrowing by the Fund;

     4. Fees and expenses of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Manager or of the Trust;

     5.    Fees payable to the Trust's certified independent public accountants;

     6.    Fees paid to the Trust's independent legal counsel;

     7.    Fees paid to the Fund's custodian;

     8.    Fees paid to the Fund's Investment Manager;

     9. Payments due pursuant to any 12b-1 Plan adopted by the Trust and applicable to the Fund; and

     10. Fees required under any license agreement relating to the Fund's ability to use certain trademarks relating to the S&P 500 Index.

                          ARTICLE III:  COMPENSATION
                          --------------------------

The Manager's Compensation. For the services to be rendered and the facilities to be furnished by the Manager as provided for in this Agreement, the Trust will compensate the Manager as the Trust and the Manager may from time to time agree.

                         ARTICLE IV:  STANDARD OF CARE
                         -----------------------------

A. Standard of Care. The Manager shall use reasonable care in performing its duties hereunder. In the performance of such duties, the Manager its directors, officers, employees, and agents, successors and assigns will be protected and will not be liable, and will be indemnified and held harmless by the Trust for any error of judgement, mistake of law, or any other loss, claim, damages, liabilities, or expenses arising by reason of it acting hereunder, by the Trust except in the case of the negligence, willful misconduct, bad faith, reckless disregard of duties or obligations hereunder, including knowing violations of law, or fraud of the Manager, or of its officers, employees, or agents, except as otherwise set forth in this Article IV. Notwithstanding anything herein to the contrary, the Manager shall have no discretion over the Trust's assets or choice of investments and shall not be held liable hereunder for any losses suffered by the Fund.

B. Legal Advice. On issues that are legal in nature, the Manager will be entitled to receive and act upon the advice of independent legal counsel of its own selection, provided such counsel is chosen with reasonable care and which can be counsel for the Trust, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith conformity with such advice. Except as otherwise agreed to by the Trust, the Manager shall pay the fees and expenses of such counsel, unless such counsel is the Trust's counsel. On issues that are related to financial accounting matters, the Manager will be entitled to receive and act upon the advice of the Trust's independent public accountants, provided that the Manager promptly notifies the Trust that it has sought such advice and discloses the nature of the matter. Except as otherwise agreed to by the parties, the Trust shall bear the expenses and costs of obtaining advice from its independent public accountants, if such advice is sought pursuant to this subsection B of Article IV.

C. Good Faith Reliance. The Manager will be protected and not be liable, and will be indemnified and held harmless for any action taken or omitted to be taken by it in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons.

D.   Damages.   Notwithstanding anything in this Agreement to the contrary, in no event shall the Manager or the Trust be liable to the other, or to any third party, for special, punitive or consequential damages arising, directly or indirectly from this Agreement, even if said party has been advised by the other party of the possibility of such damages.

E. Acts of God. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes. The Manager and the Trust shall notify each other as soon as reasonably possible following the occurrence of an event described in this subsection.

             ARTICLE V:  EFFECTIVE DATE, TERMINATION AND AMENDMENT
             -----------------------------------------------------

A. Effective Date. This Agreement will become effective on the Effective Date and, unless sooner terminated as provided herein, will continue for an initial term of one-year from the Effective Date and thereafter shall continue for successive one year periods; provided however, that such continuance shall be specifically approved at least annually by (i) the Board of Trustees of the Trust, or (ii) by vote of a majority of the outstanding shares of the Fund (as defined in the 1940 Act), provided however, that in either event the continuance is also approved at least annually by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940
Act)(other than a Trustees of the Trust) of the Manager or of the Trust by vote cast in person at a meeting called for the purpose of voting on such approval.

B. Termination. Anything to the contrary herein notwithstanding, (1) this Agreement may at any time be terminated by the Trust on 90 days' written notice to the Manager without the payment of any penalty either by the Board of Trustees of the Trust or by vote of majority of the outstanding shares of the Fund (as defined in the 1940 Act); (2) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the 1940 Act); and (3) this Agreement may be terminated by the Manager on 90 days' written notice to the Trust without the payment of any penalty. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party.

C. Amendment. This Agreement may be amended at any time by mutual written consent of the parties, provided that such consent on the part of the Trust shall have been approved at a meeting by the vote of a majority of the Trustees of the Trust and by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (within the meaning of the 1940 Act) of the Trust or of the Manager by vote cast in person at a meeting called for the purpose of acting on such amendment.

                          ARTICLE VI:  MISCELLANEOUS
                          --------------------------

A. Services Not Exclusive. The services of the Manager to the Trust and the Fund under this Agreement are not exclusive and the Manager shall be free to render similar services to others.

B. Use of Name by the Trust. The Trust recognizes the Manager's control of the name "MassMutual" and agrees that its right to use this name is non-exclusive and can be terminated by the Manager at any time. The use of such name will automatically be terminated if at any time the Manager, a subsidiary or an affiliate of the Manager ceases to be investment manager for the Fund, provided, however, that the Fund's failure to have MassMutual or a subsidiary or an affiliate of MassMutual be the investment manager for the Fund shall not result in the automatic termination of its use of the name so long as (i) the Fund invests all of its assets in another investment company, rather than in a portfolio of securities, and (ii) MassMutual or a subsidiary or an affilaite of MassMutual is the administrator of the Fund.

C. Interested and Affiliated Persons. It is understood that members of the Board of Trustees, officers, employees or agents of the Trust or the Fund may also be directors, officers, employees or agents of the Manager, and Sub-Advisers, and that the Manager and Sub-Advisers, and their directors, officers, employees or agents may be interested in the Fund as shareholders or otherwise.

D. Records and Confidentiality. All records pertaining to the operation and administration of the Trust and the Fund (whether prepared by the Manager or supplied to the Manager by the Trust or the Fund) are the property and subject to the control of the Trust. In the event of the termination of this Agreement, all such records in the possession of the Manager shall be promptly turned over to the Trust free from any claim or retention of rights. All such records shall be deemed to be confidential in nature and the Manager shall not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized by the Trust or as required by federal or state regulatory authorities. The Manager shall submit to all regulatory and administrative bodies having jurisdiction over the operations of the Manager or the Trust, present or future, any information, reports or other material obtained pursuant to this Agreement which any such body may request or require pursuant to applicable laws or regulations.

E. Disclaimer of Liability. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding upon the assets and property of the Trust; provided, however, that the Agreement and Declaration of Trust of the Trust provides that the assets of a particular series of the Trust shall under no circumstances be charged with liabilities attributable to any other series of the Trust and that all persons extending credit to, or contracting with or having any claim against a particular series of the Trust, shall look only to the assets of that particular series for payment of such credit, contract or claim.

F. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:


     (a)   In the case of notices sent to the Trust to:

                 MassMutual Institutional Trusts
                 1295 State Street
                 Springfield, Massachusetts 01111
                 Attention:  Stephen L. Kuhn
                       Vice President & Secretary

     (b)   In the case of notices sent to the Manager to:

                 Massachusetts Mutual Life Insurance Company
                 1295 State Street
                 Springfield, Massachusetts 01111

                 Attention:  John V. Murphy
                       Executive Vice President

In the case of notices sent to either party, a copy to the Bank to:

                  Investors Bank & Trust Company
                  P.O. Box 1537
                  Boston, Massachusetts 02205-1537
                  Attention: Andrew Nesvett

or at such other place as such party may from time to time designate in writing.

I. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of the Manager or by the Manager without the written consent of the Trust, authorized and approved by its Board; and provided further that termination proceedings pursuant to Article V, Section B hereof will not be deemed to be an assignment within the meaning of this provision.

J. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

K. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Administrative and Shareholder Services Agreement to be executed on the day and year first above written.

                                  MASSMUTUAL INSTITUTIONAL FUNDS
                                  on behalf of MassMutual Indexed Equity Fund

                                  By:
                                     -------------------------------------
                                     Stuart H. Reese
                                     President


                                  MASSACHUSETTS MUTUAL LIFE
                                  INSURANCE COMPANY


                                  By:
                                     -------------------------------------
                                     John V. Murphy
                                     Executive Vice President

                   EXHIBIT A:  NET ASSET VALUE CALCULATIONS
                   ----------------------------------------


MassMutual shall compute and, unless otherwise directed by the Board, determine as of the close of business on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by the Board the net asset value and the public offering price of a share of capital stock of the Trust, such determination to be made in accordance with the provisions of the Articles and By-laws of the Trust and Prospectus and Statement of Additional Information relating to the Trust, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable and promptly to notify the Trust, the proper exchange and the NASD or such other persons as the Trust may request of the results of such computation and determination.

In computing the net asset value hereunder, MassMutual may rely in good faith upon information furnished to it by any Authorized Person in respect of `(i) the manner of accrual of the liabilities of the Trust and in respect of liabilities of the Trust not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

                     EXHIBIT B:  FUND ACCOUNTING FUNCTIONS
                     -------------------------------------

MassMutual shall have the following responsibilities pursuant to (S)10 of
Article I(B):

   1. Maintain the books and records of the Fund pursuant to applicable rules of the Investment Company Act of 1940, including the following:

       (a) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required;

       (b) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts as required;

       (c)  A monthly trial balance of all ledger accounts as required.

   2. Daily pricing of all portfolio securities using securities valuations or other methods as may be approved by the Fund's Trustees from time to time.

   3. Daily posting of all income and expense accruals and reconciliation of general ledger balances and total shares outstanding.

   4. Computation of the daily net asset value as of the close of business of the New York Stock Exchange on each day on which the Exchange is open for business (See Exhibit A: Net Asset Value Calculations).

   5. Reporting of the daily net asset value and dividend distributions to transfer agent, Fund, management, NASDAQ, and others as requested by 5:30 p.m. each day.

   6.  Calculation of dividends and capital gain distributions.

   7. Routine monitoring of the Fund's investments and providing prompt notice of any violations of the diversification requirements, investment restrictions or investment policies.

   8. Calculation of yields and returns pursuant to S.E.C. formulas, and any other performance calculations as required.

   9. Providing Fund prices and performance numbers to industry reporting services.

   10. Preparing reports on expense limitations and net asset value analysis, as requested.

   11. Maintain historical records of all Fund net asset values and dividend distributions.

   12. Preparing Blue Sky filings.

   13. Preparing audited annual and unaudited semi-annual reports including statement of investments, financial statements and footnotes.

   14. Producing documents and responding to inquiries during S.E.C. audit, IRS audit and others as required.

   15. Providing the portfolio managers with cash availability based on security settlements, shareholder activity, maturities, and income collections for each fund by 8:30 a.m. each valuation day.